         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 1996

                                                 REGISTRATION NO. 33-

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                              -------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              -------------------------

                                 RYKOFF-SEXTON, INC.
                (Exact name of registrant as specified in its charter)


    Delaware                                                         95-2134693
(State or other jurisdiction or                            (IRS Employer
incorporation or organization)                             Identification No.)

                                1050 Warrenville Road
                             Lisle, Illinois, 60532-5201
             (Address, including zip code of principal executive offices)

                         ------------------------------------

                  AMENDED AND RESTATED MANAGEMENT STOCK OPTION PLAN
                              OF WS HOLDINGS CORPORATION
           AMENDED AND RESTATED US FOODSERVICE INC. 1992 STOCK OPTION PLAN
           AMENDED AND RESTATED US FOODSERVICE INC. 1993 STOCK OPTION PLAN
                                 (Full title of plan)

                         ------------------------------------

                                Mark Van Stekelenburg
                  President, Chairman of the Board and Chief Executive Officer
                                1050 Warrenville Road
                             Lisle, Illinois, 60532-5201
                                   (708) 964-1414
            (Name, and address, including zip code, and telephone number, including area code, of agent for service)

                                       Copy to:
                                 Neil I. Sell, Esq.
                            Maslon Edelman Borman & Brand,
                     a Professional Limited Liability Partnership
                                 3300 Norwest Center
                             Minneapolis, Minnesota 55402
                                    (612) 672-8200

                                    CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
OF SECURITIES TO BE      AMOUNT TO BE        OFFERING PRICE     AGGREGATE           AMOUNT OF
REGISTERED               REGISTERED          PER SHARE(1)       OFFERING PRICE(1)   REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------
Common Stock ($0.10)     1,082,144           $15.125            $16,367,428         $5,643.94
par value per share)     shares
- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on May 14, 1996.

                                       PART II

                INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:


  (a) Annual Report on Form 10-K for the year ended April 29, 1995, including the information incorporated by reference from the registrant's Annual Report to Stockholders;

  (b) Quarterly Reports on Form 10-Q for the quarterly periods ended July 29, 1995, October 28, 1995 and January 27, 1996;

  (c) Current Reports on Form 8-K, dated February 21, 1995, as amended by Form 8-K/A dated February 21, 1995 and Form 8-K/A-2 dated February 21, 1995; November 1, 1995, as amended by Form 8-K/A-1 dated November 1, 1995 and February 5, 1996;

  (d) The description of Common Stock included under the caption "Capital Stock to be Registered" in its Registration Statement on Form 8-A, dated February 9, 1981, including any amendments or reports filed for the purpose of updating such description.

    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law Provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), or if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     The registrant's Certificate of Incorporation, as amended, requires that the registrant provide for indemnification of directors, officers, employees and agents (each an "Indemnified Party") or the registrant to the fullest extent permitted by Delaware law. The registrant's will indemnify any Indemnified Party who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such corporation), by reason of the fact that such person is or was a director or officer of the registrant or for serving at the request of the registrant as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Delaware law further provides for the indemnification of its directors and officers in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Any indemnification must be authorized based on a determination that the indemnification is proper as the applicable standard of conduct has been met by the Indemnified Party. Such determination will be made by a majority vote of a quorum of the Board consisting of directors not a party to the suit, action, or proceeding, by a written opinion of independent legal counsel or by the stockholders. Expenses incurred by an officer or director may be paid by the registrant in advance of the final disposition of an action, suit or proceeding upon the undertaking of such person to repay the registrant any amount it is ultimately determined that he or she is not entitled to receive indemnity.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     5. Opinion of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership.

     23A. Consent of Arthur Andersen LLP

     23B. Consent of Maslon Edelman Borman & Brand, a Professional Limited
          Liability Partnership (contained in Exhibit 5)

     24.  Power of Attorney (included on signature page)

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on May 17, 1996.

                                             RYKOFF-SEXTON, INC.

                                             By /s/ Mark Van Stekelenburg
                                               --------------------------------
                                             Mark Van Stekelenburg
                                             Chairman of the Board and
                                             Chief Executive Officer

     KNOWN ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Van Stekelenburg, Richard J. Martin and Robert J. Harter, Jr. each or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 17th day of May, 1996, by the following persons in the capacities indicated:

     Signature                     Title
     ---------                     -----
      /s/ Mark Van Stekelenburg
     --------------------------    Chairman of the Board and Chief Executive
     Mark Van Stekelenburg         Officer (Principal Executive Officer)

      /s/ Frank H. Bevevino
     --------------------------    President
     Frank H. Bevevino

      /s/ Richard J. Martin
     --------------------------    Senior Vice President, Chief Financial
     Richard J. Martin             Officer (Principal Financial Officer and
                                   Principal Accounting Officer)

      /s/ Mathias B. Bowman
     ---------------------------      Director
     Mathias B. Bowman

      /s/ Albert J. Fitzgibbons
     ---------------------------      Director
     Albert J. Fitzgibbons, III

      /s/ R. Burt Gookin
     ---------------------------      Director
     R. Burt Gookin

      /s/ Jan W. Jeurgens
     ---------------------------      Director
     Jan W. Jeurgens

      /s/ Sunil C. Khanna
     ---------------------------      Director
     Sunil C. Khanna

      /s/ James I. Maslon
     ---------------------------      Director
     James I. Maslon

      /s/ James P. Miscoll
     ---------------------------      Director
     James P. Miscoll

      /s/ Neil I. Sell
     ---------------------------      Director
     Neil I. Sell

      /s/ Bernard Sweet
     ---------------------------      Director
     Bernard Sweet

      /s/ Robert W. Williamson
     ---------------------------      Director
     Robert W. Williamson

                                    EXHIBIT INDEX

Exhibit
- -------

     5.        Opinion of Maslon Edelman Borman & Brand, a Professional
               Limited Liability  Partnership.
     23A.      Consent of Arthur Andersen LLP
     23B.      Consent of Maslon Edelman Borman & Brand, a Professional Limited
               Liability Partnership (contained in Exhibit 5)
     24        Power of Attorney (included on signature page)